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Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of Scudder Variable Series II

In planning and performing our audits of the financial statements of Scudder Variable Series II comprising the Funds identified in Appendix A, for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Scudder Variable Series II is responsible for establishing and maintaining internal control.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight
Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of management and the Board of
Trustees of Scudder Variable Series II and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.


Ernst & Young LLP

Boston, Massachusetts
February 15, 2005



Appendix A

Scudder Variable Series II:

    Scudder Aggressive Growth Portfolio
    Scudder Blue Chip Portfolio
    Scudder Conservative Income Strategy Portfolio
    Scudder Fixed Income Portfolio
    Scudder Global Blue Chip Portfolio
    Scudder Government & Agency Securities Portfolio,
    	formerly Scudder Government Securities Portfolio
    Scudder Growth Portfolio
    Scudder Growth & Income Strategy Portfolio
    Scudder Growth Strategy Portfolio
    Scudder High Income Portfolio
    Scudder Income & Growth Strategy Portfolio
    Scudder International Select Equity Portfolio
    Scudder Large Cap Value Portfolio,
        formerly Scudder Contrarian Value Portfolio
    Scudder Mercury Large Cap Core Portfolio
    Scudder Money Market Portfolio
    Scudder Small Cap Growth Portfolio
    Scudder Strategic Income Portfolio
    Scudder Technology Growth Portfolio
    Scudder Templeton Foreign Value Portfolio
    Scudder Total Return Portfolio
    SVS Davis Venture Value Portfolio
    SVS Dreman Financial Services Portfolio
    SVS Dreman High Return Equity Portfolio
    SVS Dreman Small Cap Value Portfolio
    SVS Eagle Focused Large Cap Growth
    SVS Focus Value+Growth Portfolio
    SVS Index 500 Portfolio
    SVS INVESCO Dynamic Growth Portfolio
    SVS Janus Growth and Income Portfolio
    SVS Janus Growth Opportunities Portfolio
    SVS MFS Strategic Value Portfolio
    SVS Oak Strategic Equity Portfolio
    SVS Turner Mid Cap Growth Portfolio




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